UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2019, the Board of Directors (the “Board”) of Polaris Industries Inc. (the “Company”) appointed Gwynne Shotwell to the Board of the Company as a Class I director, effective March 1, 2019.  Ms. Shotwell is expected to serve on the Audit Committee and the Technology Committee of the Board. The size of the Company’s Board is now ten directors.

As a non-employee director, Ms. Shotwell will be eligible to receive director and committee fees, participate in the Polaris Industries Inc. Deferred Compensation Plan for Directors, receive grants under the Polaris Industries Inc. 2007 Omnibus Incentive Plan and use Company products, all as described under the caption “Director Compensation” in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 9, 2018.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release dated February 6, 2019 of Polaris Industries Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 6, 2019

POLARIS INDUSTRIES INC.

/s/Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President – Legal, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated February 6, 2019 of Polaris Industries Inc.